UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

Bell Microproducts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 17, 2005, the board of directors of Bell Microproducts Inc. (the "Company") committed to pursuing a plan of restructuring the Company’s European operations. In an effort to reduce operating expenses, the Company plans to shut down its office in Sweden, reduce headcount throughout Europe and consolidate back office support functions, realign certain product lines in response to market trends and streamline its inventory warehousing and European product distribution system. The Company expects to substantially complete the European restructuring by the end of the second quarter of fiscal 2006 and expects these combined actions to improve continuing profitability by $8 million to $10 million annually.

As a result of this action, the Company expects to incur non-recurring restructuring charges of approximately $7 million to $12 million during the fourth quarter of fiscal year 2005 and the first two quarters of fiscal year 2006. This estimated accounting charge includes approximately $500,000 of expenses related to shutting down operations in Sweden. The Company is unable at this time to provide a good faith estimate of the expenses attributable to the other restructuring activities or the amount of the charge that will result in future cash expenditures.

Forward-Looking Statements

Statements that Bell Microproducts Inc. may publish, including those in this Current Report on Form 8-K that are not strictly historical are "forward-looking" statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which relate to the Company’s cost reduction plans, including the anticipated costs and timing of such plans and the expected improvement in profitability resulting from the plans, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this report. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including problems or delays in implementing the cost reduction plans and general economic conditions. The Company calculated the estimated costs for these restructuring charges based on current market information and trend analysis of its European operations. Actual future cash requirements, the estimated restructuring expense and the expected reduction in operating expenses may differ if the Company is unable to complete the restructuring activity within the anticipated time period. It is not possible to foresee or identify all factors that could cause actual results to differ from expected results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update "forward-looking" statements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.

November 23, 2005	By:	James E. Illson

Name: James E. Illson
Title: Executive Vice President, Finance and Operations and Chief Financial Officer